UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2023

Camber Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-32508	20-2660243
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15915 Katy Freeway Suite 450, Houston, Texas	77094
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (281) 404-4387

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CEI	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 20, 2023, Camber Energy, Inc. (“we”, “us” or the “Company”) held a special meeting of stockholders (the “Special Meeting”). At the Special Meeting, an aggregate of 11,284,050 shares of voting stock, or approximately 47% of our 24,132,383 total outstanding voting shares as of May 22, 2023, the record date for the Special Meeting (the “Record Date”), were present virtually at or were voted at the Special Meeting, constituting a quorum. The following proposals were voted on at the Special Meeting (as described in greater detail in the Joint Proxy Statement/Prospectus on Form 424(b)(3), filed with the Securities and Exchange Commission on June 13, 2023 (the “Prospectus”), with the results of such voting as set forth below. Capitalized terms have the meanings given to such terms in the Prospectus and this Form 8-K should be read in connection with the Prospectus.

Proposal 1	For	Withhold	Abstain*

To approve the issuance of Camber Common Stock pursuant to the terms and conditions of the Merger Agreement	10,079,086	1,057,270	147,694

Proposal 2	For	Withhold	Abstain*

To approve the potential issuance of Camber Common Stock representing more than 20% of the outstanding common stock, pursuant to the conversion of the shares of Series A Convertible Preferred Stock that the Company plans to issue in connection with the Merger Agreement, and the voting rights associated therewith.	10,010,364	1,118,632	155,054

Proposal 3	For	Withhold	Abstain*

To approve the potential issuance of Camber Common Stock representing more than 20% of the outstanding common stock pursuant to the conversion of the shares of Series H Convertible Preferred Stock that the Company plans to issue pursuant to the terms and conditions of the Merger Agreement, and the voting rights associated therewith.	10,004,326	1,084,136	195,588

Proposal 4	For	Against	Abstain*

Authorization for the Company’s board of directors, in its discretion, to adjourn the Special Meeting to another place, or a later date or dates, if necessary or appropriate, to solicit additional proxies in favor of the proposals listed above at the time of the special meeting.	10,051,822	1,043,111	189,117

As a result of the above voting, the issuance of Camber Common Stock pursuant to the terms and conditions of the Merger Agreement was passed by a majority of the shares present in person or represented by proxy at the Special Meeting. Further, as a result of the above voting, the potential issuance of Camber Common Stock pursuant to the conversion of Series A Convertible Preferred Stock that the Company plans to issue in connection with the Merger Agreement was passed by a majority of the shares present in person or represented by proxy at the Special Meeting. Additionally, as a result of the above voting, the potential issuance of Camber Common Stock pursuant to the conversion of Series H Convertible Preferred Stock that the Company plans to issue in connection with the Merger Agreement was passed by a majority of the shares present in person or represented by proxy at the Special Meeting. Finally, as a result of the above voting, the Company’s board of directors was authorized to adjourn the Special Meeting as necessary, which required the affirmative vote of a majority of the shares present in person or represented by proxy at the Special Meeting.

Item 8.01. Other Events

On July 21, 2023, the Company and Viking Energy Group, Inc. issued a joint press release announcing the results of their respective special meetings of stockholders. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

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Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release dated July 21, 2023
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMBER ENERGY, INC.

Date: July 21, 2023	By:	/s/ James A. Doris
	Name:	James A. Doris
	Title:	Chief Executive Officer

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